Exhibit 99.1

CareTrust REIT, Inc. Announces Offering of $400 Million in Senior Notes due 2028

San Clemente, CA, June 1, 2021 — CareTrust REIT, Inc. (Nasdaq: CTRE) (“CareTrust REIT”) announced today that its wholly owned subsidiaries CTR Partnership, L.P. and a corporate co-issuer, CareTrust Capital Corp. (together, the “Issuers”), intend to offer, subject to market and other conditions, $400 million aggregate principal amount of senior unsecured notes due 2028 (the “Notes”) in a private offering. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be senior unsecured obligations of the Issuers and will be jointly and severally guaranteed by CareTrust REIT and CareTrust REIT’s existing and future subsidiaries (other than the Issuers) that guarantee obligations under CareTrust REIT’s credit facility. The interest rate and certain other terms of the Notes will be determined at the time of the pricing of the offering.

CareTrust REIT intends to use a portion of the net proceeds from the offering of the Notes to pay the redemption price and related expenses to redeem all of the Issuers’ 5.25% Senior Notes due 2025 (the “2025 Notes”). CareTrust REIT intends to use the remaining net proceeds to repay a portion of the borrowings outstanding under its revolving credit facility.

The exact timing and terms of the offering will depend on market conditions and other factors.

The Notes have not been and are not expected to be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of CareTrust REIT or its subsidiaries, including the Issuers, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities will be made only by means of a private offering memorandum.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical statements of fact and those regarding CareTrust REIT’s intent, belief or expectations, including, but not limited to, statements regarding the intention to consummate the offering of the Notes and the redemption of the 2025 Notes. These statements are based on CareTrust REIT’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although CareTrust REIT believes that the assumptions underlying the forward-looking statements are reasonable, it can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on CareTrust REIT’s expectations include, but are not limited to its ability to consummate the offering of the Notes or the redemption of the 2025 Notes and any additional factors identified in CareTrust REIT’s filings with the Securities and Exchange Commission, including those in its Annual Report on Form 10-K for the year ended December 31, 2020 under the heading entitled “Risk Factors.” CareTrust REIT expressly disclaims any obligation to update or revise any information in this press release, including forward-looking statements, whether to reflect any change in its expectations, any change in events, conditions or circumstances, or otherwise. As used in this press release, unless the context requires otherwise, references to “CareTrust REIT” refer to CareTrust REIT, Inc. and its consolidated subsidiaries.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States.